

PROSPECTUS SUPPLEMENT                                                      FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998, AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1690




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $100,000,000              ORIGINAL ISSUE DATE:             April 16, 1998


CUSIP NUMBER:           59018S E67                STATED MATURITY DATE:            April 17, 2001


INTEREST CALCULATION:                             DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                    /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                    / / 30/360
(FIXED INTEREST RATE):                            / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                         / / COMMERCIAL PAPER RATE
/ / CMT RATE                                      / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                    / / CD RATE
/x/ FEDERAL FUNDS RATE                            / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                              DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                 LIBOR REUTERS PAGE:


INDEX MATURITY:         N/A                       MINIMUM INTEREST RATE:           Not Applicable


SPREAD:                 0.270%                    MAXIMUM INTEREST RATE:           Not Applicable


INITIAL INTEREST RATE:  TBD                       SPREAD MULTIPLIER:               Not Applicable


INTEREST RESET DATES:   Daily, commencing April 16, 1998 through the maturity date; subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 17th of January, April, July and October, commencing July 17,
                        1998; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  April 13, 1998

